Exhibit 99.1

Terns Pharmaceuticals Reports Fourth Quarter and Full Year 2023 Financial Results and Corporate Updates

Interim data from initial dose escalation cohorts from Phase 1 trial of TERN-701 (allosteric BCR-ABL) for treatment of CML expected in second half of 2024

Top-line data from Phase 1 trial of TERN-601 (oral GLP-1) for obesity expected in second half of 2024

Cash, cash equivalents and marketable securities of $263 million, expected to provide runway into 2026

FOSTER CITY, Calif., Mar. 14, 2024 (GLOBE NEWSWIRE) -- Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity, today reported financial results for the fourth quarter and full year ended December 31, 2023 and provided corporate updates.

“I joined Terns last month at a pivotal stage in the company’s growth as we advance towards initial data readouts from our Phase 1 clinical programs for TERN-601, our oral small molecule GLP-1 agonist for obesity, and TERN-701, our allosteric BCR-ABL inhibitor for CML. Importantly, our global Phase 1 trial of TERN-701 allows for the enrollment of second line CML patients, which makes the study attractive for participants given that there is no allosteric inhibitor currently approved for 2L CML patients,” said Amy Burroughs, chief executive officer of Terns. “Terns made meaningful progress throughout 2023, as highlighted by the initiation of these two clinical programs, the positive Phase 2 data readout from our potentially best in class THR-β and the advances in discovery for our small-molecule GIPR modulators for obesity.”

Recent Pipeline Developments and Anticipated Milestones

TERN-701: Oral, allosteric BCR-ABL tyrosine kinase inhibitor (TKI) for chronic myeloid leukemia (CML)

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Global Phase 1 CARDINAL trial initiated in fourth quarter 2023 and is progressing
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CARDINAL is a global, multicenter, open-label, two-part Phase 1 clinical trial to evaluate the safety, pharmacokinetics (PK) and efficacy of TERN-701 in patients with previously treated CML
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The study design leverages insights from the ongoing Phase 1 trial in China, which support a starting dose that appears safe and clinically active based on emerging early clinical data
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The CARDINAL trial design provides multiple opportunities to potentially differentiate TERN-701 in the CML treatment landscape
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Opportunity to efficiently develop TERN-701 as a dose-optimized allosteric inhibitor for CML
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Inclusion of second-line (2L) chronic phase CML patients, which better positions Terns to potentially move directly into a 2L (or earlier line) pivotal study
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Reduced competition for trial enrollment as no allosteric inhibitor is currently approved for 2L CML patients
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Interim data from initial CARDINAL dose escalation cohorts expected in the second half of 2024
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In March 2024, the United States Food and Drug Administration (FDA) granted Orphan Drug Designation for TERN-701 for the treatment of chronic myeloid leukemia
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Terns plans to host a virtual KOL event in mid-2024 to focus on the interpretation of early CML datasets

TERN-601: Oral, small-molecule glucagon-like peptide-1 (GLP-1) receptor agonist for obesity

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Phase 1 clinical trial of Terns’ lead oral GLP-1 receptor agonist in healthy obese or overweight participants is ongoing
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Primary endpoints include safety and tolerability assessments
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Secondary and exploratory endpoints include PK and change in body weight over 28 days
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Top-line data, including 28-day body weight loss, expected in the second half of 2024
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Terns continues preclinical efforts to identify promising oral, small-molecule combination candidates for obesity (e.g., GLP-1 + THR-β, GLP-1 + GIPR agonist / antagonist)

TERN-501: Oral, thyroid hormone receptor-beta (THR-β) agonist

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Terns continues to evaluate opportunities for TERN-501 in metabolic diseases
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Based on non-clinical studies, THR-β is an orthogonal mechanism to GLP-1, potentially providing broader metabolic and liver benefits in addition to increased weight loss
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Non-clinical data suggests that TERN-501 may augment the weight loss effects of a GLP-1 receptor agonist, as demonstrated in a diet-induced obese mouse model
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Terns has decided to limit spend in MASH given the current regulatory and clinical development requirements for the indication

TERN-800 Series: Oral, small-molecule glucose-dependent insulinotropic polypeptide receptor (GIPR) modulators

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Discovery efforts are ongoing for the TERN-800 series of small molecule GIPR modulators for obesity
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GIPR modulators (agonists and antagonists) have the potential for combination with GLP-1 receptor agonists, such as TERN-601

Corporate Updates

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In February 2024, Terns announced the appointment of Amy Burroughs as chief executive officer and board member of Terns

Fourth Quarter and Full Year 2023 Financial Results

Cash Position: As of December 31, 2023, cash, cash equivalents and marketable securities were $263.4 million, as compared with $283.1 million as of December 31, 2022. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2026.

Research and Development (R&D) Expenses: R&D expenses were $17.5 million and $63.5 million for the quarter and year ended December 31, 2023, respectively, as compared with $10.7 million and $39.6 million for the quarter and year ended December 31, 2022, respectively.

General and Administrative (G&A) Expenses: G&A expenses were $6.6 million and $39.1 million for the quarter and year ended December 31, 2023, respectively, as compared with $6.2 million and $22.4 million for the quarter and year ended December 31, 2022, respectively.

Net Loss: Net loss was $21.0 million and $90.2 million for the quarter and year ended December 31, 2023, respectively, as compared with $15.8 million and $60.3 million for the quarter and year ended December 31, 2022, respectively.

Financial Tables

Terns Pharmaceuticals, Inc.

Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating expenses:
Research and development	$17,459	$10,658	$63,497	$39,617
General and administrative	6,599	6,170	39,061	22,412
Total operating expenses	24,058	16,828	102,558	62,029
Loss from operations	(24,058)	(16,828)	(102,558)	(62,029)
Interest income	3,333	1,328	12,901	2,110
Other expense, net	(245)	(4)	(314)	(68)
Loss before income taxes	(20,970)	(15,504)	(89,971)	(59,987)
Income tax expense	(49)	(318)	(239)	(358)
Net loss	$(21,019)	$(15,822)	$(90,210)	$(60,345)

Net loss per share, basic and diluted	$(0.29)	$(0.29)	$(1.27)	$(1.67)
Weighted average common stock outstanding, basic and diluted	72,333,196	54,696,352	71,259,239	36,033,045

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	2023	2022
Cash, cash equivalents and marketable securities	$263,440	$283,114
Total assets	268,517	287,026
Total liabilities	13,150	10,083
Total stockholders’ equity	255,367	276,943

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity. Terns’ pipeline includes three clinical stage development programs including an allosteric BCR-ABL inhibitor, a small-molecule GLP-1 receptor agonist, a THR-β agonist, and a preclinical GIPR modulator program. For more information, please visit:www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about the Company within the meaning of the federal securities laws, including those related to expectations, timing and potential results of the clinical trials and other development activities of the Company and its partners; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities, including the results of any interactions with regulatory authorities on its programs; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy, including potential combinations involving multiple product candidates; the Company’s plans and expectations around the addition of key personnel; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2023. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com